                                                                                                          Exhibit 11.1
                     ALLTRISTA CORPORATION AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (Thousands of dollars except share data)

                                                          Three month period ended     Six month period ended
                                                            June 29,      June 30,      June 29,      June 30,
                                                              1997           1996          1997         1996
                                                           ----------     ---------     --------     -------
Primary Earnings Per Share
   Income from continuing operations                       $  6,812        $ 5,904      $ 8,245       $ 8,994
   Discontinued operations                                       -            (267)           -             -
                                                           -----------    ---------    ----------    ----------
      Net income                                           $  6,812        $ 5,637      $ 8,245       $ 8,994
                                                           ===========    =========    ==========    ==========

Weighted average number of common shares
   outstanding (000s)                                         7,364          7,876        7,418         7,872
Additional shares assuming conversion of stock options          142            188          142           181
                                                           -----------    ---------    ----------    ----------

Weighted average number of common and
   equivalent shares                                          7,506          8,064        7,560         8,053
                                                           ===========    =========    ==========    ==========

Primary earnings per common share:
   Continuing operations                                   $    .91        $   .73      $ 1.09        $ 1.12
   Discontinued operation                                      -              (.03)       -             -
                                                           -----------    ---------    ----------    ----------
      Net income                                           $    .91        $   .70      $ 1.09        $ 1.12
                                                           ===========    =========    ==========    ==========

Fully Diluted Earnings Per Share
   Income from continuing operations                        $ 6,812        $ 5,904      $ 8,245       $ 8,994
   Discontinued operation                                       -             (267)           -             -
                                                           -----------    ---------    ----------    ----------
      Net income                                            $ 6,812        $ 5,637      $ 8,245       $ 8,994
                                                           ===========    =========    ==========    ==========

Weighted average number of common shares
   outstanding (000s)                                         7,364          7,876        7,418         7,872
Additional shares assuming conversion of stock options          182            202          162           214
                                                           -----------    ---------    ----------    ----------

Weighted average number of common and
   equivalent shares                                          7,546           8,078        7,580         8,086
                                                           ===========    =========    ==========    ==========

Fully diluted earnings per common share:
   Continuing operations                                    $   .90        $   .73      $  1.09      $   1.11
   Discontinued operation                                      -              (.03)        -             -
                                                           -----------    ---------    ----------    ----------
      Net income                                           $    .90        $   .70      $ 1.09       $  1.11
                                                           ===========    =========    ==========    ==========
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